Exhibit 99.1

Kodak Reports Third-Quarter 2022 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--November 8, 2022--Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2022, including consolidated revenues of $289 million.

Third-quarter 2022 highlights include:

  Consolidated revenues of $289 million, compared with $287 million for Q3 2021 (increased $24 million on a constant currency basis)
  GAAP net income of $2 million, compared with $8 million for Q3 2021
  Operational EBITDA of $7 million, compared with $6 million for Q3 2021
  A quarter-end cash balance of $216 million, compared with $362 million at the end of 2021
  Q3 performance of key products compared with Q3 2021: SONORA Process Free Plates volume declined 10%, PROSPER inkjet annuities revenue declined 11% (increased 1% on a constant currency basis)

“For the third quarter of 2022, Kodak delivered year-over-year revenue growth for the sixth consecutive quarter. I’d like to thank our loyal customers and our employees for helping us deliver these results,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “This continuing growth reflects our management team’s experience with difficult business environments and our commitment to finding ways of putting our customers first despite ongoing inflationary and supply chain challenges. We continue to invest in digital print technologies such as the KODAK PROSPER ULTRA 520 Press, which offers offset print quality and can help printers mitigate the supply and cost risks of traditional printing plates and eliminate the significant carbon footprint associated with manufacturing and distributing them. In addition, we continue to make significant investments in our Advanced Materials & Chemicals business, such as our minority stake in Wildcat Discovery Technologies, Inc., a private technology company that is developing a breakthrough EV and energy storage ‘super cell’ battery technology. Looking forward, we’ll continue to make strategic decisions focused on driving smart revenue for Kodak.”

For the quarter ended September 30, 2022, revenues were $289 million, an improvement of $2 million compared to the same period in 2021. Adjusting for the unfavorable impact of foreign exchange of $22 million in the current-year quarter, revenue increased by $24 million compared to the prior-year quarter.

The Company had GAAP net income of $2 million for the quarter, compared to $8 million in the prior-year quarter. Operational EBITDA for the third quarter was $7 million, compared to $6 million in Q3 2021. Operational EBITDA was favorably impacted by the growth in revenue due to improved pricing, partially offset by higher continued ongoing global cost increases and unfavorable impact of foreign exchange.

On June 15, 2022, Kodak exercised its right to draw an additional $50 million of aggregate principal in the form of delayed draw term loans under the Term Loan Credit Agreement. On July 13, 2022, Kodak invested $25 million received from the loans to acquire a minority stake in Wildcat Discovery Technologies.

Kodak ended the third quarter with a cash balance of $216 million, a net decrease of $146 million from December 31, 2021. The decrease is primarily attributable to increases in working capital, the impact of higher costs, increased capital investment and the investment in Wildcat Discovery Technologies, partially offset by proceeds received under the Term Loan Credit Agreement.

“In the third quarter, the Company’s primary uses of cash were investments in our previously-announced growth initiatives and increasing working capital to support our existing operations,” said David Bullwinkle, Kodak’s CFO. “Our profitability during the quarter was negatively impacted by the challenging business environment, including factors such as increasing labor and materials costs and the impact of foreign exchange.”

Revenue and Operational EBITDA by Reportable Segment Q3 2022 vs. Q3 2021

($ millions)

Q3 2022 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$169	$55	$58	$3	$285
Operational EBITDA *	$7	$(6)	$3	$3	$7

Q3 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$166	$58	$55	$4	$283
Operational EBITDA *	$5	$(2)	$-	$3	$6

Q3 2022 vs. Q3 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$3	$(3)	$3	$(1)	$2
Operational EBITDA *	$2	$(4)	$3	$-	$1

Q3 2022 Actuals on constant currency ** vs. Q3 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$19	$2	$4	$(1)	$24
Operational EBITDA *	$4	$(1)	$4	$-	$7

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2021, rather than the actual average exchange rates in effect for the three months ended September 30, 2022.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 31,000 patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-third approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2021 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; the impact of the global economic environment, including inflationary pressures, or medical epidemics such as the COVID-19 pandemic, including the restrictions and other actions taken in response to the COVID-19 pandemic, and Kodak’s ability to effectively mitigate associated increased costs of materials, labor, shipping and operations, and fluctuations in demand; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic; the impacts of the war in Ukraine and the international response thereto on Kodak’s business and operations, including the cost of and availability of aluminum and other raw materials and components, shipping costs, transit times and energy costs; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak's ability to provide or facilitate financing for its customers; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; and the potential impact of force majeure events, cyber-attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this third quarter 2022 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA;
  Revenues and Operational EBITDA on a constant currency basis; and
  PROSPER inkjet annuities revenue on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating expense, net; interest expense; and other income, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2021, rather than the actual average exchange rates in effect for the three months ended September 30, 2022.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended September 30, 2022 and 2021, respectively:

(in millions)
	Q3 2022	Q3 2021	$ Change
Net Income	$2	$8	$(6)
All other	(1)	-	(1)
Depreciation and amortization	8	7	1
Restructuring costs and other (1)	3	-	3
Stock based compensation	1	2	(1)
Consulting and other costs (2)	2	4	(2)
Idle costs (3)	1	1	-
Other operating expense, net	-	1	(1)
Interest expense (1)	10	9	1
Pension income excluding service cost component (1)	(20)	(25)	5
Other income, net (1)	-	(2)	2
Provision for income taxes (1)	1	1	-
Operational EBITDA	$7	$6	$1
Impact of foreign exchange (4)	6		6
Operational EBITDA on a constant currency basis	$13	$6	$7
Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation.
(3)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties

(4)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended September 30, 2021, rather than the actual average exchange rates in effect for the three months ended September 30, 2022.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Sales	$234	$231	$734	$674
Services	55	56	166	169
Total revenues	289	287	900	843
Cost of revenues
Sales	208	206	662	595
Services	38	38	111	117
Total cost of revenues	246	244	773	712
Gross profit	43	43	127	131
Selling, general and administrative expenses	39	43	123	131
Research and development costs	8	8	26	24
Restructuring costs and other	3	—	3	1
Other operating expense (income), net	—	1	—	(6)
Loss from continuing operations before interest expense, pension income excluding service cost component, other (income) charges, net and income taxes	(7)	(9)	(25)	(19)
Interest expense	10	9	29	23
Pension income excluding service cost component	(20)	(25)	(77)	(76)
Other (income) charges, net	—	(2)	2	(1)
Earnings from continuing operations before income taxes	3	9	21	35
Provision for income taxes	1	1	2	5
Net income	$2	$8	$19	$30

The notes accompanying the financial statements contained in the Company’s third quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$216	$362
Trade receivables, net of allowances of $6 and $7, respectively	164	175
Inventories, net	273	219
Other current assets	44	49
Current assets held for sale	2	2
Total current assets	699	807
Property, plant and equipment, net of accumulated depreciation of $440 and $441, respectively	147	140
Goodwill	12	12
Intangible assets, net	30	34
Operating lease right-of-use assets	41	47
Restricted cash	57	54
Pension and other postretirement assets	1,198	1,022
Other long-term assets	75	55
TOTAL ASSETS	$2,259	$2,171

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$147	$153
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	12	13
Other current liabilities	137	142
Total current liabilities	297	309
Long-term debt, net of current portion	312	253
Pension and other postretirement liabilities	336	382
Operating leases, net of current portion	36	45
Other long-term liabilities	176	205
Total liabilities	1,157	1,194

Commitments and Contingencies (Note 8)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	201	196

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,162	1,166
Treasury stock, at cost	(11)	(10)
Accumulated deficit	(577)	(596)
Accumulated other comprehensive income	327	221
Total shareholders' equity	901	781
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,259	$2,171

The notes accompanying the financial statements contained in the Company’s third quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$19	$30
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	22	23
Pension income	(64)	(63)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	(1)	(3)
Net loss on sales of assets	—	1
Non-cash changes in workers' compensation reserves	(13)	(4)
Stock based compensation	4	6
Benefit from deferred taxes	(3)	(1)
(Increase) decrease in trade receivables	(7)	6
Increase in inventories	(74)	(38)
Increase in trade payables	5	33
Decrease in liabilities excluding borrowings and trade payables	(26)	(26)
Other items, net	8	3
Total adjustments	(149)	(63)
Net cash used in operating activities	(130)	(33)
Cash flows from investing activities:
Additions to properties	(19)	(10)
Purchase of preferred equity investment	(25)	—
Net proceeds from sale of assets	-	1
Net cash used in investing activities	(44)	(9)
Cash flows from financing activities:
Net proceeds from Term Loan Credit Agreement	49	215
Net proceeds from Convertible Notes	-	25
Net proceeds from Series C Preferred Stock	-	99
Proceeds from sale of common stock	-	10
Repurchase of Series A Preferred Stock	-	(100)
Debt issuance costs	-	(2)
Preferred stock cash dividend payments	(3)	(6)
Treasury stock purchases	(1)	(1)
Net cash provided by financing activities	45	240
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	(3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(143)	195
Cash, cash equivalents and restricted cash, beginning of period	423	256
Cash, cash equivalents and restricted cash, end of period	$280	$451

The notes accompanying the financial statements contained in the Company’s third quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com